UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

American Well Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39515	20-5009396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street 26th Floor
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 204-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On October 11, 2024, Mr. Robert Shepardson informed American Well Corporation (the “Company”) of his intention to resign as Chief Financial Officer (“CFO”), effective October 18, 2024. Mr. Shepardson’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On October 14, 2024, the Board of Directors of the Company (the “Board”) appointed Mark Hirschhorn to serve as the Company’s CFO, effective October 21, 2024 (“Start Date”). Mr. Hirschhorn is a healthcare technology industry leader, with over three decades of experience in financial and strategic operations, having served in senior executive positions for both public and private companies. Most recently, from January 2022 to September 2024, he served as chief executive officer (“CEO”) of TapestryHealth. Prior to that, he spent seven years at Teladoc Health where he held key roles as CFO and chief operating officer (“COO”) from October 2012 to January 2019, and Talkspace where he contributed to strong growth and strategic repositioning efforts as president and COO from February 2020 to November 2021.

In connection with his appointment, on October 14, 2024, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Hirschhorn. Pursuant to the Employment Agreement, Mr. Hirschhorn will receive an annual base salary of $485,000. Mr. Hirschhorn will also be eligible for a year-end on target bonus of 100% of his annual base salary. In addition, for the fiscal 2024 calendar year, Mr. Hirschhorn shall receive a $500,000 bonus. On or around November 4, 2024, Mr. Hirschhorn will receive a grant of restricted stock units with a grant date value of $2,500,000 that settle in shares of Company’s Class A common stock, with 25% of the restricted stock units vesting on the grant date, and the remaining 75% of the restricted stock units vesting in substantially equal quarterly installments over a three-year period, starting on the one-year anniversary of the grant date, with the first vesting date for the remaining 75% portion occurring on the first day of the first month following the 15-month anniversary of the grant date and with subsequent vesting dates occurring on each three-month anniversary thereof until such restricted stock units are fully vested on the four-year anniversary of the grant date. In addition, on or around November 4, 2024, Mr. Hirschhorn shall receive an additional long-term incentive award (the “Additional Award”) under which a total value of $5,000,000 may be earned. The Additional Award will be eligible to vest in substantially equal annual installments on each of the first four anniversaries date of Mr. Hirschhorn’s Start Date, provided that (i) Mr. Hirschhorn remains employed by the Company through the applicable vesting date; and (ii) applicable EBITDA targets and appreciation of Company valuation targets, in each case, as determined by the Board of Directors of the Company (the “Board”) or the Board’s Compensation Committee (the “Committee”) in its sole discretion, are achieved. The Additional Award, to the extent it becomes vested, shall be settled in cash, unless and to the extent the Board or the Committee determines in its sole discretion that it shall be settled in share of the Company’s or other property (in which case it shall be settled in such shares or other property, as applicable).

The Employment Agreement provides that if Mr. Hirschhorn’s employment is involuntarily terminated (i.e., terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Hirschhorn with Good Reason (as defined in the Employment Agreement)), conditioned on Mr. Hirschhorn’s execution and non-revocation of a release of claims, Mr. Hirschhorn will be entitled to receive the following: Accrued Compensation (as defined in the Employment Agreement) through the date of termination; any earned but unpaid bonus amounts, including a pro rata bonus for the year in which Mr. Hirschhorn’s employment terminates (or one year’s target bonus if such termination of employment occurs one month before or within 24 months following a Change in Control (as defined in the Employment Agreement)); severance payments in an aggregate amount equal to his base salary, to be paid in equal installments over a one-year period; each unvested equity award held by Mr. Hirschhorn at the time of termination will vest as to the portion that would have vested had Mr. Hirschhorn remained employed by the Company through the first anniversary of his termination date (and will otherwise be governed by the terms of the applicable plan and/or award agreement); and COBRA benefits. In addition, if the involuntary termination of employment occurs one month before or within 24 months following a Change in Control, each unvested equity award held by Mr. Hirschhorn will fully vest at the time of termination. To the extent applicable, such payments may be subject to reduction so that they will not be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

The Employment Agreement also includes customary confidentiality and assignment of intellectual property obligations, as well as non-competition and non-solicitation restrictions that continue for 12 months following termination of employment.

The foregoing summary description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Hirschhorn and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Hirschhorn is not related to any other executive officer or director of the Company. Mr. Hirschhorn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release of the Company announcing Mr. Shepardson’s departure and Mr. Hirschhorn’s appointment, dated October 15, 2024, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1	Employment Agreement between American Well Corporation and Mark Hirschhorn, dated October 14, 2024.

99.1	Press Release, dated October 15, 2024, issued by American Well Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WELL CORPORATION

Date:	October 15, 2024	By:	/s/ Bradford Gay
Bradford Gay Senior Vice President, General Counsel